SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                     Only (as permitted by Rule 14a 6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Skibo Financial Corp.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
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         (2) Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
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         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed:
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


Northwest Bancorp, Inc
Liberty at Second Streets
Warren, PA 16365


CONTACTS:
William J. Wagner                           Walter G. Kelly
President and CEO                           President and CEO
Northwest Bancorp, Inc.                     Skibo Financial Corp.
Northwest Bancorp, MHC                      Skibo Bancshares MHC
Tel: 814-726-2140                           412-276-2424


NORTHWEST BANCORP, MHC TO ACQUIRE SKIBO FINANCIAL Warren, Pennsylvania and Carnegie, Pennsylvania. September 11, 2003.

         Northwest Bancorp, MHC (Mutual Holding Company), the parent company of Northwest Bancorp, Inc. (Nasdaq: NWSB), the holding company for Northwest Savings Bank and Jamestown Savings Bank, and Skibo Bancshares MHC, the parent company of Skibo Financial Corp. (Nasdaq: SKBO), which is the holding company for First Carnegie Deposit, announced jointly today that they have entered into a definitive agreement under which Northwest Bancorp MHC would acquire Skibo Bancshares MHC, Skibo Financial Corp. and First Carnegie Deposit.

         Skibo Financial Corp. stockholders, other than Skibo MHC, will receive $17.00 in cash for each share of Skibo Financial, resulting in a cash payment by Northwest of approximately $23 million. Shares of Skibo Financial held by Skibo MHC will be cancelled. Each of the Boards of Directors has approved the transaction and due diligence has been completed. The transaction is expected to be completed in the first quarter of 2004, and is subject to approval by the Skibo shareholders and applicable regulatory authorities.

         Walter G. Kelly, President of Skibo and First Carnegie Deposit, stated, "We are very excited about becoming a part of Northwest. We believe this type of transaction allows our Public Stockholders to receive a favorable return on their stock. With our affiliation with Northwest, our depositors will receive membership rights in Northwest and our customers will have access to a wider variety of banking and financial products and services offered by Northwest."

         William J. Wagner, President and Chief Executive Officer of Northwest Bancorp, stated, "We are very pleased to announce the acquisition of Skibo Financial. The First Carnegie Deposit branches will enhance our retail network in Allegheny and Washington counties. We are also excited about the opportunity of acquiring another mutual institution as our mutual structure is unique in making these acquisitions possible. We intend to continue Skibo's focus on community banking and at the same time, expand the products and services offered to First Carnegie Deposit customers."

         Northwest Bancorp, MHC owns the majority share of Northwest Bancorp, Inc. Both are headquartered in Warren, Pennsylvania. The company operates 137 banking locations in Pennsylvania, New York and Ohio. The company, which completed a similar transaction with Leeds Federal Bankshares, Inc. last January, holds assets of $6.0 billion.

         Skibo Financial Corp. has assets of $156 million, deposits of $81 million and stockholders' equity of $23 million. Skibo Bancshares, MHC, owns approximately 60% of the outstanding shares of Skibo Financial Corp. Founded in 1924, First Carnegie Deposit operates three offices in Allegheny and Washington Counties in Pennsylvania, in the communities of Carnegie, McKees Rocks, and Washington.

                             * * * * * * * * * * * *


         Skibo will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS
FILED WITHT EH SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Skibo with the SEC in connection with the merger at eh SEC's web site at www.sec.gov. Documents that Skibo files with the SEC will also be available free of charge upon written request directed to the Investor Relations Department of Skibo at 242 East Main Street, Carnegie, Pennsylvania 15106. READ THE PROXY STATEMNT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Skibo and its directors and executive officers may be deemed to be "participants" in Skibo's solicitation of proxies in connection with the proposed merger. Information regarding the participants, including their holdings of Skibo stock, is contained in Skibo's annual report on Form 10-KSB filed with the SEC on June 26, 2003. Additional information about the interest of those participants may be obtained from reading the definitive proxy statement regarding the transaction when it becomes available.

         This news release contains certain forward-looking statements about the proposed merger of Northwest and Skibo. Forward-looking statements can be identified by the fact that they may include words like "believe", "expect", "anticipate", "estimate", and "intend" or future or conditional verbs such as "will", "would", "should", "could", or "may". These forward-looking statements are based upon the current beliefs and expectations of Northwest's and Skibo's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. Certain factors that could cause actual results to differ materially from expected include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Northwest and Skibo, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Northwest and Skibo are engaged, changes in the securities markets, and other factors disclosed by Northwest and Skibo in their periodic filing with the SEC. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Northwest and Skibo do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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